UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2003

CALIPER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street
Hopkinton, MA 01748
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (508) 435-9500

605 Fairchild Drive
Mountain View, CA 94043-2234
(Former Address, if Changed Since Last Report)

The purpose of this Report is to amend the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2003, as amended on September 26, 2003 by Amendment No. 1 thereto, relating to the acquisition of ZYAC Holding Corporation, a Delaware corporation and its wholly owned subsidiary Zymark Corporation, to include the accountants’ consent as an exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

As described in Item 2, Acquisition or Disposition of Assets, of the Current Report on Form 8-K of Caliper Technologies Corp. (“Caliper”) filed with the SEC on July 25, 2003, which this Current Report on Form 8-K/A amends, on July 14, 2003, Caliper acquired all of the outstanding stock of ZYAC Holding Corporation (“ZYAC”) from The Berwind Company LLC (“Berwind”). ZYAC is a holding corporation that holds all of the outstanding stock of Zymark Corporation (“Zymark”) and, as a result of the transaction, Caliper also acquired Zymark. Prior to the acquisition of ZYAC by Caliper, ZYAC was owned by Berwind and was a non-operating holding company holding all of the outstanding stock of Zymark, established for tax purposes. ZYAC’s primary assets were Berwind’s investment in and advances to Zymark, the operating company. ZYAC had and has no separate operations, employees or facilities. As a condition of the purchase of ZYAC by Caliper, all balances and advances between ZYAC and Berwind were settled prior to the closing of the transaction. As a result, Caliper acquired ZYAC which had assets predominantly consisting of all of the outstanding capital stock Zymark.

Due to the significance of Caliper’s investment in ZYAC, full consolidated financial statements of ZYAC for the past two years would normally be required to be filed with the SEC in this Form 8-K/A to meet the requirements of Rule 3-05 of Regulation S-X. However, due to the purpose of ZYAC and its lack of discrete operations, financial statements have been provided for Zymark, and not ZYAC, due to the fact that there are no significant assets or liabilities at the ZYAC level that are not eliminated upon consolidation with Zymark. Caliper believes that the information provided in this Current Report on Form 8-K/A provides investors with all material information necessary to understand the acquired business and its operating history.

(a)	Financial Statements of Business Acquired

For the Six Months Ended June 28, 2003 and June 29, 2002 and for the Years Ended December 31, 2002 and 2001

Report of Ernst & Young LLP, Independent Auditors

Report of Independent Public Accountants

Consolidated Balance Sheets as of June 28, 2003, December 31, 2002 and 2001

Consolidated Statements of Operations for the six months ended June 28, 2003 and June 29, 2002 and the years ended December 31, 2002 and 2001

Consolidated Statements of Stockholder’s Equity for the years ended December 31, 2002 and 2001

Consolidated Statements of Cash Flows for the six months ended June 28, 2003 and June 29, 2002 and the years ended December 31, 2002 and 2001

Notes to Consolidated Financial Statements

(b)	Pro forma information

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2003

Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2003

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2002

Report of Ernst & Young LLP, Independent Auditors

To the Stockholder and Board of Directors of
    Zymark Corporation

We have audited the accompanying consolidated balance sheet of Zymark Corporation (a Delaware corporation and wholly owned subsidiary of ZYAC Holding Corporation) as of December 31, 2002 and the related consolidated statements of operations, stockholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of and for the year ended December 31, 2001 were audited by other auditors who have ceased operations and whose report dated February 15, 2002, expressed an unqualified opinion on those financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial 2002 statements referred to above present fairly, in all material respects, the consolidated financial position of Zymark Corporation as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

As discussed above, the financial statements of the Company as of and for the year ended December 31, 2001 were audited by other auditors who have ceased operations. As described in Notes 2 and 4, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. These financial statements as of and for the year ended December 31, 2001 were also revised to disclose separate components of accrued liabilities in Note 6, to disclose net software development costs and depreciation expense in Note 2 and to disclose geographic data in Note 11. We audited these additional disclosures for 2001.

Our audit procedures with respect to the 2001 disclosures in Note 4 included: (a) agreeing to the previously issued financial statements the adjustments to reported income from operations, representing amortization expense recognized in those periods related to goodwill, to the Company’s underlying records obtained from management; and (b) testing the mathematical accuracy of the reconciliation of pro forma income from operations to reported income from operations.

Our audit procedures with respect to the separate components of accrued liabilities as of December 31, 2001 reported in Note 6 included: (a) testing the mathematical accuracy of the separately reported components of accrued liabilities as of December 31, 2001; and (b) agreeing such components to the Company’s underlying records obtained from management.

Our audit procedures with respect to the net software development costs as of December 31, 2001 reported in Note 2 included: (a) agreeing the amount to a schedule obtained from management that reconciled to the amount of other assets recorded in the Consolidated Balance Sheet as of December 31, 2001; (b) testing the mathematical accuracy of this schedule; and (c) agreeing the amount from the aforementioned schedule to the Company’s underlying records obtained from management.

Our audit procedures with respect to the depreciation expense for the fiscal year ended December 31, 2001 reported in Note 2 included: (a) agreeing the amount to a schedule obtained from management that reconciled to the amount of Depreciation and Amortization Expense reported in the Consolidated Statement of Cash Flows for the year ended

December 31, 2001; (b) testing the mathematical accuracy of this schedule; and (c) agreeing the amount from the aforementioned schedule to the Company’s underlying records obtained from management.

Our audit procedures with respect to the geographic information for 2001 reported in Note 11 included: (a) agreeing these amounts to the Company’s underlying records obtained from management and (b) testing the mathematical accuracy of this schedule.

In our opinion, such additional disclosures for 2001 are appropriate. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the Company’s 2001 consolidated financial statements taken as a whole.

/s/ Ernst & Young LLP
Boston, Massachusetts

February 7, 2003

THE FOLLOWING REPORT IS A COPY OF A REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

Report of Independent Public Accountants

To the Stockholder and Board of Directors of
Zymark Corporation:

We have audited the accompanying consolidated balance sheets of Zymark Corporation (Zymark) (a Delaware corporation and wholly owned subsidiary of ZYAC Holding Corporation (ZYAC Holding)) as of December 31, 2000 and 2001 and the related consolidated statements of operations, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of Zymark’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zymark Corporation as of December 31, 2000 and 2001 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 15, 2002

Zymark Corporation

Consolidated Balance Sheets

(in thousands, except share data)

	June 28,	December 31,
	2003	2002	2001

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,164	$5,708	$1,887
Accounts receivable, less reserves of $314, $306 and $273 in 2003, 2002 and 2001, respectively	7,507	14,269	15,838
Inventories	11,391	10,727	10,372
Prepaid expenses and other current assets	1,140	720	909
Due from affiliates	—	90	—
Deferred tax asset	985	1,169	1,757

Total current assets	25,187	32,683	30,763
Property and equipment, net	3,038	3,531	3,379
Goodwill, net	20,118	20,118	19,567
Intangible assets, net	2,059	2,365	8,313
Other assets, net	1,072	1,102	963

Total assets	$51,474	$59,799	$62,985

Liabilities and stockholder’s equity
Current liabilities:
Current portion of long-term obligations	$347	$283	$85
Due to affiliates	1,434	—	1,343
Accounts payable	1,938	5,113	4,478
Accrued expenses	9,050	7,986	7,088
Deferred revenue and customer deposits	11,137	9,838	8,307

Total current liabilities	23,906	23,220	21,301

Long-term obligations, net of current portion	11,092	12,797	14,375
Deferred tax liability	932	925	3,853
Commitments and contingencies (Note 9)
Stockholder’s equity:
Common stock, $1 par value:
1,000 shares authorized, issued and outstanding	1	1	1
Additional paid-in capital	36,909	36,909	36,909
Accumulated deficit	(20,911)	(13,554)	(13,144)
Accumulated other comprehensive loss	(455)	(499)	(310)

Total stockholder’s equity	15,544	22,857	23,456

Total liabilities and stockholder’s equity	$51,474	$59,799	$62,985

See accompanying notes.

Zymark Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Six months ended
	June 28,	June 29,	Years ended December 31,

	2003	2002	2002	2001

	(unaudited)
Product revenues	$17,898	$22,018	$55,384	$58,267
Service revenues	5,561	5,619	9,982	10,105

Total Revenues	23,459	27,637	65,366	68,372
Costs and expenses:
Cost of product revenues	11,762	13,584	31,301	33,280
Cost of service revenues	3,282	2,444	4,967	5,085
Selling and marketing	6,243	5,321	11,606	10,597
Research and development	2,614	3,038	5,868	5,893
General and administrative	2,802	2,617	5,389	6,122
Related party service fees (Note 10)	150	150	300	275
Stay incentive bonus (Note 8)	3,395	—	—	—
Amortization and impairment of goodwill and intangible assets (Note 4)	306	5,751	6,026	5,768

Total costs and expenses	30,554	32,905	65,457	67,020

(Loss) income from operations	(7,095)	(5,268)	(91)	1,352
Interest expense	(271)	(405)	(812)	(1,152)
Other income, net	115	441	775	15

(Loss) income before provision for income taxes	(7,251)	(5,232)	(128)	215
Provision (benefit) for income taxes	135	(2,081)	282	1,487

Net loss	$(7,386)	$(3,151)	$(410)	$(1,272)

Net loss per share, basic and diluted:	$(7,386)	$(3,151)	$(410)	$(1,272)

Weighted average shares outstanding, basic and diluted:	1,000	1,000	1,000	1,000

See accompanying notes.

Zymark Corporation

Consolidated Statements of Stockholder’s Equity

(in thousands, except share data)

	Common Stock
					Accumulated
	Number		Additional		Other	Total
	Of	Par	Paid-in	Accumulated	Comprehensive	Stockholder’s	Comprehensive
	Shares	Value	Capital	Deficit	Loss	Equity	Loss

Balance at December 31, 2000	1,000	$1	$36,909	$(11,872)	$(348)	$24,690
Net loss	—	—	—	(1,272)	—	(1,272)	$(1,272)
Translation adjustment	—	—	—	—	38	38	38

Comprehensive loss							$(1,234)

Balance at December 31, 2001	1,000	1	36,909	(13,144)	(310)	23,456
Net loss	—	—	—	(410)	—	(410)	$(410)
Unrealized losses on hedge transactions (net of taxes of $163)	—	—	—	—	(202)	(202)	(202)
Translation adjustment	—	—	—	—	13	13	13

Comprehensive loss							$(599)

Balance, December 31, 2002	1,000	$1	$36,909	$(13,554)	$(499)	$22,857

See accompanying notes.

Zymark Corporation

Consolidated Statements of Cash Flows

(in thousands)

	Six Months ended		Years ended
	June 28,	June 29,	December 31

	2003	2002	2002	2001

	(unaudited)
Operating activities
Net loss	$(7,386)	$(3,151)	$(410)	$(1,272)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,114	1,385	2,361	6,736
Impairment charge (Note 4)	—	5,020	5,020	—
Deferred income taxes	191	(2,922)	(1,806)	756
Changes in incentive plan accrual (Note 8)	(475)	(1,425)	(1,425)	1,130
Gain from settlement of Scitec escrow note	—	—	—	(350)
Loss from disposal of fixed assets	206	—	—	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	6,762	3,147	1,910	(3,730)
Inventories	(664)	(1,095)	38	4,723
Prepaid expenses and other current assets	(420)	(247)	189	(274)
Accounts payable	(3,175)	(198)	262	674
Accrued expenses	2,013	(175)	705	678
Deferred revenue and customer deposits	1,299	4,140	1,531	(5,157)

Net cash from operating activities	(535)	4,479	8,375	3,914

Investing activities
Purchase of property and equipment	(535)	(589)	(1,491)	(567)
Net cash received in connection with acquisition of Labotec, N.V.	—	—	300	—
Increase in intangibles	—	(43)	(78)	—
Increase in investment (Note 2)	—	(3,075)	—	—
(Increase) decrease in other assets	30	(35)	(138)	(321)

Net cash from investing activities	(505)	(3,742)	(1,407)	(888)

Financing activities
Borrowings of long-term obligations	—	—	—	900
Repayments of long-term obligations	(2,225)	—	(1,785)	(614)
(Decrease) increase in amounts due to affiliates	1,524	58	(1,434)	(4,707)

Net cash from financing activities	(701)	58	(3,219)	(4,421)

Effect of exchange rate changes on cash and cash equivalents	197	(17)	72	38

Net increase (decrease) in cash and cash equivalents	(1,544)	778	3,821	(1,357)
Cash and cash equivalents at beginning of period	5,708	1,887	1,887	3,244

Cash and cash equivalents at end of period	$4,164	$2,665	$5,708	$1,887

	Six Months ended		Years ended
	June 28,	June 29,	December 31

	2003	2002	2002	2001

	(unaudited)
Supplemental disclosure of cash flow information
Cash paid during the year for:
Income taxes	$812	$(16)	$510	$309

Interest	$300	$353	$725	$1,190

See accompanying notes.

Zymark Corporation

Notes to Consolidated Financial Statements

(Information pertaining to the six months ended June 29, 2002 and
June 28, 2003 is unaudited)

(in thousands)

1.     Operations and Basis of Presentation

Zymark Corporation (the Company) is engaged in the design, development and manufacture of life sciences productivity tools. The Company’s products include workstations and systems used for sample preparation and handling, measurement, analysis and control in drug discovery research and development.

The Company is owned by ZYAC Holding Corporation, (ZYAC), a subsidiary of The Berwind Company LLC (Berwind). ZYAC acquired the Company on September 3, 1996 in a transaction that was accounted for under the purchase method. Accordingly, acquired assets and liabilities assumed were recorded by the Company at their estimated fair market values on the date of the acquisition.

On July 14, 2003, Caliper Technologies, Corp. (Caliper) acquired all of the outstanding stock of ZYAC in a stock purchase transaction that had been announced on June 9, 2003. The consideration for the acquisition was approximately $55.8 million in cash, which excludes estimated acquisition expenses of $3.0 million, and $14.6 million in Caliper common shares (3,150,000 Caliper common shares valued at $4.63 per share).

The following transactions occurred in connection with the purchase by Caliper in July 2003 and are not yet reflected in the accompanying financial statements of the Company:

•	Zymark received $12.6 million of cash in the form of an additional equity investment from ZYAC. This cash was utilized to repay $10.8 million of outstanding bank debt, including interest due and the termination of an interest rate swap to the bank, and provide additional working capital to the business.

•	Upon reaching a definitive stock purchase agreement with Caliper on June 9, 2003, the Company recognized $3.4 million of expense, including payroll taxes, based on the aggregate minimum earned under the compensation agreements described in Note 7. In July 2003, an additional $1.1 million of expense, including payroll taxes, was recognized upon closing of the purchase transaction.

2.     Summary of Significant Accounting Policies

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Zymark Limited (U.K.), Zymark Ltd. (Canada), Zymark Europe (Belgium), Zymark GmbH (Germany), Zymark SA (France) and Zymark AG (Switzerland). All material intercompany accounts and transactions have been eliminated in consolidation.

2.     Summary of Significant Accounting Policies (continued)

Interim Financial Information

The consolidated financial information as of June 28, 2003 and for the six months ended June 29, 2002 and June 28, 2003 is unaudited, but includes, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flow for those periods. Operating results for the six months period ended June 28, 2003 are not necessarily indicative of the results that may be expected for the entire year.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) 101, Revenue Recognition. However, when software is more than incidental to the product, the Company recognizes revenue in accordance with Statement of Position (SOP) No. 97-2, Software Revenue Recognition. Revenue from product sales is recognized upon shipment, except when the Company has remaining performance obligations. The Company has certain contracts in which installation and/or acceptance by the customer is part of the contractual arrangement. The Company does not record revenue until the installation and/or acceptance is complete in those cases where the installation and/or acceptance are deemed to be more than perfunctory. Revenue equal to the fair value associated with any significant performance obligations remaining after shipment (or acceptance/installation, if applicable) is deferred until such obligations are completed. Fair value is determined based on the price charged for the obligations when purchased separately. Remaining performance obligations may include, among other things, validation services and maintenance and support offerings. All cancellation, performance and termination provisions generally lapse at the point at which revenue is recognized. Amounts that are billed or collected prior to satisfying the above revenue recognition criteria are treated as deferred revenue.

Services offered by the Company are generally recognized as revenue as the services are performed. Service costs that relate to product installation and customer acceptance are deferred and recognized in the period in which the related product revenue is earned.

Periodically, the Company enters into funded research and development contracts with third parties. The Company retains all property rights related to the developments, discoveries and inventions that result from the funded contracts. The Company includes all funding received within research and development expenses, to the extent of the non-recurring costs directly attributable to the project. If the funding exceeds the direct non-recurring expenses, this funding excess is included within revenues.

Warranty costs related to products are estimated and provided for at the time of product shipment. Revenues from extended warranty contracts are recognized on a straight-line basis over the applicable contract period in which warranty-related services are performed. Warranty arrangements with customers do not require the Company to provide software enhancements or upgrades, nor does the Company intend to provide such enhancements or upgrades subsequent to product shipment or installation and acceptance.

Reimbursements received for shipping expenses incurred are included in revenue in accordance with Emerging Issues Task Force (EITF) No. 00-10, Accounting for Shipping and Handling Fees and Costs, and related costs are included in cost of product revenues.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the original date of purchase to be cash equivalents. The carrying value of cash equivalents approximates the market value.

2.     Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are stated at amounts owed to the Company, net of related reserves. No collateral is required on these receivables. No sales made by the Company include any return rights or privileges. The Company has historically not experienced significant credit losses in connection with its accounts receivable. The Company establishes an allowance for doubtful accounts based on an analysis of aged receivables, historical bad debts, customer concentrations, changes in customer credit-worthiness subsequent to sales being made, current economic trends, and changes in its customer payment terms.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

	June 28,	December 31,
	2003	2002	2001

Raw materials	$5,208	$3,398	$3,234
Work-in-process	434	1,558	959
Finished goods	5,749	5,771	6,179

	$11,391	$10,727	$10,372

Property and Equipment

Property and equipment are stated at cost and consist of the following:

	June 28,	December 31,
	2003	2002	2001

Machinery and equipment	$3,529	$3,941	$3,046
Furniture and fixtures	1,831	1,652	1,414
Computers and information systems	2,540	2,633	2,313
Leasehold improvements	1,276	1,089	902

	9,176	9,315	7,675
Less—Accumulated depreciation and amortization	6,138	5,784	4,296

	$3,038	$3,531	$3,379

Depreciation expense was $1,357 and $1,090 for the year ended December 31, 2002 and 2001, respectively. Depreciation expense was $808 and $654 for the six months ended June 28, 2003 and 2002, respectively.

2.     Summary of Significant Accounting Policies (continued)

Depreciation and Amortization

The Company provides for depreciation and amortization by charges to operations on a straight-line basis in amounts estimated to allocate the cost of the assets over their estimated useful lives, as follows:

Estimated
Asset Classification	Useful Life

Machinery and equipment	2-5 years
Furniture and fixtures	5 years
Computers and information systems	3-5 years
Leasehold improvements	Life of lease

Major replacements and improvements are capitalized while general repairs and maintenance are expensed as incurred.

Other Assets

Other assets are stated at cost and consist of software development costs and other assets with a life greater than one year. In February 2002 the Company made an investment of $3,075 in the preferred stock of an unrelated private company. The investment was carried at cost, which approximated fair value, as of June 29, 2002. During August 2002, the Company asked for, and was granted, a refund of its full investment.

Goodwill and Intangible Assets

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, eliminating the pooling of interest method. SFAS No. 142 eliminated the amortization of goodwill and certain other intangibles, and instead subjects these assets to periodic impairment assessments. SFAS No. 142 was effective immediately for all goodwill and certain other intangible assets acquired after June 30, 2001 and became effective on January 1, 2002 for all goodwill and certain other intangibles that existed on June 30, 2001.

The Company assesses the realizability of intangible assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which superseded SFAS No. 121 and the accounting and reporting provisions of APB No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.

Software Development Costs

The Company accounts for its software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Accordingly, the costs for the development of new software and substantial enhancements to existing software are expensed as incurred until technological feasibility has been established, at which time any additional costs are capitalized. During fiscal 2002 and 2001, the Company evaluated the status of its ongoing software development projects and capitalized $558 and $459, respectively, of software development costs incurred between the establishment of technological feasibility and general product release. During the six months ended June 28, 2003 and June 29, 2002, the Company evaluated the status of its ongoing software development projects and capitalized $199 and $213, respectively, of software development costs incurred between the establishment of technological feasibility and general product release. Included in other assets, as of June 28, 2003, December 31, 2002 and 2001 is $942, $1,039 and $901 of net software development costs, respectively.

2.     Summary of Significant Accounting Policies (continued)

Amortization of capitalized software development costs is included in cost of revenues and is provided on a product-by-product basis using the straight-line method, beginning upon commercial release of the product and continuing over the remaining estimated economic life of the product, not to exceed three years. During fiscal 2002 and 2001, $420 and $123, respectively, were charged to cost of sales. For the six months ended June 28, 2003 and June 29, 2002, $295 and $198, respectively were charged to cost of sales.

Research and Development

The Company charges research and development costs to expense as incurred, except for software development costs. Research and development costs consist primarily of salaries and related personnel costs, fees from contractors, material cost of prototypes and other expenses related to the design, development, testing and enhancement of the Company’s products.

Concentrations of Credit Risk

Certain financial instruments, including cash and cash equivalents and certain accounts receivable, could potentially subject the Company to concentrations of credit risk. To reduce risk, the Company places its cash and cash equivalents in various highly rated institutions and routinely assesses the financial strength of its customers. As of December 31, 2002, approximately 75% of the Company’s cash balance is held at two financial institutions. Concentrations of credit risk with respect to receivables are limited to certain customers to which the Company makes substantial sales. The Company maintains an allowance for potential credit losses but historically has not experienced any significant losses related to individual customers or groups of customers in any particular geographic area. As of December 31, 2002, one customer accounted for approximately 22% of total accounts receivable. As of June 28, 2003 and December 31, 2001, no individual customer accounted for greater than 10% of total accounts receivable. No individual customer accounted for greater than 10% of consolidated revenues during any period presented.

Changes in the Company’s accounts receivable reserve allowance were as follows:

	December 31
	2002	2001

Balance at beginning of year	$273	$301
Additions	79	26
Write-offs	(46)	(54)

Balance at end of year	$306	$273

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable, long-term obligations, foreign exchange contracts, interest rate swaps and foreign letters of credit. The carrying amounts of these instruments approximate their fair value. Because of its variable rate of interest, the fair value of the Company’s long-term debt approximates its fair value.

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive loss on an annual and interim basis. Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The only differences between net loss and comprehensive loss for all periods presented are the cumulative translation adjustment and unrealized losses on hedge instruments, as disclosed in the accompanying consolidated statements of stockholder’s equity. As of December 31, 2002, accumulated other comprehensive (loss) income consisted of $(297) and $(202) of translation adjustments and unrealized losses on hedges, respectively.

2.     Summary of Significant Accounting Policies (continued)

Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries are translated in accordance with SFAS No. 52, Foreign Currency Translation. In translating the accounts of the foreign subsidiaries into U.S. dollars, stockholder’s equity is translated at historical rates, while assets and liabilities are translated at the rate of exchange in effect at year-end. Revenue and expense transactions are translated using the weighted-average exchange rate in effect during the period in which they arise. The resulting foreign currency translation adjustments are reflected as a separate component of stockholder’s equity.

Foreign currency transaction gains, resulting from the settlement of account balances denominated in another currency, of $800 and $113 are included in other income in the accompanying consolidated statements of operations for the years ended December 31, 2002 and 2001, respectively.

Derivative Instruments and Hedging Activities

Effective January 1, 2001, the Company adopted SFAS, No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended by SFAS No. 138, requires that all derivatives, including foreign currency exchange contracts, be recognized on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through earnings. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative are either offset against the change in fair value of assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is to be immediately recognized in earnings. The adoption of SFAS No. 133 had no effect on the net loss and other comprehensive loss for the Company.

Forward contracts are used by the Company to hedge foreign currency exchange rate risk that is related to intercompany balances that are denominated in currencies other than the U.S. dollar (e.g., Euros, British pounds and Swiss francs). These contracts are treated as effective cash flow hedges in accordance with SFAS No. 133 pursuant to which gains and losses are recognized in current operations. Foreign exchange contracts are entered into to hedge intercompany transactions made in the normal course of business, and accordingly, are not speculative in nature. Realized gains and losses are classified in Other income.

As of December 31, 2002, the Company had forward contracts valued at $605, with maturities of less than one year, to purchase Euros and British pounds. As of December 31, 2001, the Company had forward contracts valued at $2,787, with maturities of less than one year, to purchase Euros and French francs. The Company had unrealized losses related to forward contracts of $24 as of December 31, 2002.

In October 2001, the Company entered into an interest rate swap transaction with a bank, which fixed the LIBOR rate on $7,000 of debt. The purpose of this interest rate swap was to reduce the exposure to interest rate fluctuations on a portion of the outstanding bank debt. The Company classified this swap as an effective cash flow hedge in accordance with SFAS No. 133. As such, unrealized gains and losses related to changes in the market value of the swap instrument are classified as a component of comprehensive income within stockholder’s equity. The change in market value of the swap was immaterial at December 31, 2001. As of December 31, 2002, the Company has recorded an unrealized loss of $365 (the fair market value of the swap) within accrued expenses in the accompanying consolidated balance sheet.

2.     Summary of Significant Accounting Policies (continued)

Segment Reporting

SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. The Company currently operates in one business segment, that being the design, development and manufacture of life sciences productivity tools. The Company is managed and operated as one business. The entire business is comprehensively managed by a single management team that reports to the Chief Executive Officer. The Company does not operate separate lines of business or separate business entities with respect to its products or product candidates. Accordingly, the Company does not accumulate discrete financial information with respect to separate product areas and does not have separately reportable segments as defined by SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information.

Guarantees

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 disclosure requirements are effective for annual periods ending after December 15, 2002, whereas initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The Company is currently assessing the impact of the initial recognition and measurement provisions on its consolidated financial statements.

The Company offers up to a one-year warranty on all of its products. The specific terms and conditions of those warranties vary depending upon the product sold and country in which the Company does business. The Company provides a basic limited warranty, including parts and labor, for all products sold. The Company estimates the costs that may be incurred under its basic limited warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of installed units, historical and anticipated rates of warranty claims and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s product liability during 2002 and for the six months ended June 28, 2003 was as follows:

2002

Balance at December 31, 2001	$809
Warranties issued during the year	726
Settlements made during the year	(589)
Changes in liability for pre-existing warranties during the year, including expirations	(166)

Balance at December 31, 2002	$780

Warranties issued during the period	282
Settlements made during the period	(248)
Changes in liability for pre-existing warranties during the period, including expirations	26

Balance at June 28, 2003	$840

2.     Summary of Significant Accounting Policies (continued)

Net Loss per Share

Basic loss per share is calculated based on the weighted-average number of common shares outstanding during the period. The Company does not have any common stock equivalents for any periods presented.

Recent Accounting Pronouncements

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 relates to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by FASB No. 144. SFAS No. 146 shall be effective for exit or disposal activities initiated after December 31, 2002. The Company believes the adoption of this Statement will not have a material impact on its consolidated financial statements.

In November 2002, the EITF issued No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF No. 00-21 will be effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company believes the adoption of this Statement will not have a material impact on its consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, which include, among other things, Special Purpose entities, or SPEs. FIN 46 relates to consolidation by business enterprises of variable interest entities based on defined characteristics. FIN 46 shall be effective immediately for variable interest entities created after January 31, 2003 and applies in the first fiscal year beginning after June 15, 2003 for variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company believes the adoption of this Statement will not have a material impact on its consolidated financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform with current year presentation.

3.     Acquisition

LABOTEC, N.V.

On August 13, 2002, the Company, via its subsidiary Zymark Europe, acquired all of the outstanding stock of Labotec, N.V. (Labotec). Preceding the acquisition, Labotec, which has since been re-named Zymark Benelux, N.V. was the Company’s Benelux region distributor. Labotec was acquired to establish a direct sales and service subsidiary in the Benelux region and to also serve as the central coordinator for the European service organizations. This acquisition was accounted for as a purchase in accordance with FASB No. 141, Business Combinations. Accordingly, results of operations of Labotec are included with those of the Company beginning on August 14, 2002. For U.S. income tax purposes, the Company made an election to treat the acquisition as a purchase of assets. The aggregate purchase price was $1,204, including $269 of cash paid at closing, $821 of net present value of the non-interest bearing deferred payments described below and $114 of direct acquisition costs. The purchase price was allocated based on the fair market value of the tangible and intangible assets acquired, as follows:

3. Acquisition (Continued)

Description	Amount

Current assets, including acquired cash of $683	$1,416
Property and equipment	16
Goodwill	551
Assumed liabilities	(779)

$1,204

Goodwill generated from the purchase is attributable to the value assigned to Labotec being in a central location within Europe and the experience that the individuals at Labotec have with Company technologies. Apart from goodwill, no other intangible assets were acquired in the purchase. The total purchase price included € 900 of non-interest bearing deferred payments due in three installments beginning on August 13, 2003 which have been recorded at their discounted present value, which translates to $880 as of December 31, 2002 (see Note 7).

4. Goodwill and Intangible Assets

Goodwill

Goodwill consisted of the following as of December 31:

Acquisition	Date Acquired	2002

Zymark	September 3, 1996	$13,426
Scitec	August 11, 1999	6,141
Labotec	August 13, 2002	551

		$20,118

As discussed in Note 2, the Company no longer amortizes goodwill in accordance with SFAS No. 142. Instead, periodic assessments of realizability are made in accordance with SFAS No. 142. During 2002, the Company performed an assessment of its valuation and determined that no goodwill impairment existed as of December 31, 2002.

If SFAS No. 142 was effective in 2001, $3,925 in amortization of goodwill would have been excluded from the accompanying consolidated statements of operations resulting in a pro forma income from operations of $5,277.

Intangible Assets

Intangible assets consisted of the following as of December 31:

	Estimated
Acquisition	Useful Life	2002

Proprietary technology	10 years	$7,766
Trade names	10 years	9,698
License agreements	2 years	240
Patents	7 years	126

		17,830
Less—accumulated amortization and impairments		(15,465)

		$2,365

4. Goodwill and Intangible Assets (continued)

Upon its purchase by ZYAC in 1996, the Company recorded proprietary technology, trade names and license agreements which were originally valued at $17,704 as shown above. In April 2002, the Company decided to discontinue active marketing of its Zymate™ product line and does not anticipate significant ongoing product and service revenues related to Zymate. In accordance with SFAS No. 144, the Company evaluated the realizability of the proprietary technology and trade names that were recorded in 1996. Based on this assessment, the Company determined that proprietary technology and trade names with a carrying amount of $5,020 were fully impaired, and wrote them down to their estimated fair value of $0. Fair value was based on expected future cash flows to be generated by the sale of Zymate systems. The impairment charge of $5,020 is included within amortization of goodwill and intangible assets in the accompanying consolidated statement of operations.

Amortization expense, excluding the impairment charge, for 2002 was $1,005 and is included in amortization of goodwill and intangible assets in the accompanying consolidated statement of operations.

The ongoing annual amortization expense related to intangible assets as of December 31, 2002 is as follows:

Year	Amount

2003	$629
2004	629
2005	629
2006	425
2007	17
Thereafter	36

$2,365

5. Income Taxes

The Company reports the effects of income taxes on financial results in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities at enacted tax rates for the difference in the carrying amount for book and tax purposes of assets and liabilities.

The Company and ZYAC have a tax allocation agreement under which the results of the Company’s U.S. operations are included in the consolidated U.S. federal and state income tax returns filed by ZYAC. The agreement provides that in years in which the Company has taxable income, it will pay to ZYAC amounts comparable to the taxes the Company would have paid if it had filed separate tax returns. In years in which the Company incurs a loss, ZYAC will reimburse the Company the amount of any refund or carryback claim that the Company would have received if it had filed separate tax returns. For the year ended December 31, 2002, the Company owes ZYAC approximately $1,734 under this agreement. This amount is included in accrued income taxes on the consolidated balance sheet. The results of the Company’s foreign operations are excluded from this agreement since separate income tax returns are filed by each foreign subsidiary.

The components of domestic and foreign income (loss) before the provision for income taxes for the years ended December 31 are as follows:

	2002	2001

Domestic	$(228)	$(2,797)
Foreign	100	3,012

	$(128)	$215

5. Income Taxes (continued)

The components of the income tax provision shown in the accompanying consolidated statements of operations for the years ended December 31 are as follows:

	2002	2001

Federal:
Current	$2,008	$—
Deferred	(1,985)	320
State:
Current	270	—
Deferred	(273)	50
Foreign:
Current	344	731
Deferred	(82)	386

	$282	$1,487

The provision for income taxes differs from the federal statutory rate for the years ended December 31 due to the following:

	2002	2001

Federal tax at statutory rate	(35)%	35%
State income tax, net of federal tax benefit	(4)	15
Difference in foreign provision versus statutory U.S. rate	39	(43)
Miscellaneous permanent items	39	—
Non-deductible goodwill amortization	—	659
Increase in valuation allowance	135	—
Other, net	46	29

	220%	695%

During the six months ended June 28, 2003, the Company did not recognize income tax benefit as prior net operating loss carryforwards had been fully utilized during 2002. Because of this, and the uncertainty of realizing net operating losses incurred during the six months ended June 28, 2003, the deferred tax effect of the interim loss has been fully offset by a valuation allowance.

The components of the net deferred tax asset (liability) recognized in the accompanying consolidated balance sheets as of December 31 are as follows:

5. Income Taxes (continued)

	2002	2001

Deferred tax assets	$2,402	$2,098
Deferred tax liabilities	(1,643)	(3,852)
Valuation allowance	(515)	(342)

	244	(2,096)
Less—Current deferred tax asset	1,169	1,757

Long-term deferred tax liability	$(925)	$(3,853)

Under SFAS No. 109, the Company cannot recognize a deferred tax asset for the future benefit of its foreign net operating loss carryforwards and certain non-deductible reserves unless the Company concludes that it is “more likely than not” that the deferred tax asset would be realized. Accordingly, the Company has recorded a valuation allowance against a portion of its otherwise recognizable deferred tax asset.

The approximate tax effect of each type of temporary difference and carryforward before allocation of the valuation allowance is summarized as follows as of December 31:

	2002	2001

Non-deductible and intangible assets	$(1,322)	$(3,565)
Deferred revenue, net	421	679
Non-deductible reserves and accruals	1,326	490
Depreciation	58	96
Unrealized exchange rate gains and losses	(321)	42
Foreign tax credits	—	48
General business credit	—	114
Net operating loss tax benefit	597	342

	$759	$(1,754)

As of December 31, 2002, the Company had net operating loss carryforwards of $2,515 in France, Germany and Switzerland. These net operating loss carryforwards expire through 2009. The Company has placed a valuation allowance against substantially all of the net operating loss carryforwards as of December 31, 2002.

6. Accrued expenses

Accrued expenses consist of the following:

		December 31,
	June 28,
	2003	2002	2001

Accrued income taxes	$462	$2,478	$294
Accrued bonus and profit sharing	3,705	1,068	3,461
Accrued compensation and related costs	1,367	729	1,147
Other accrued expenses	3,516	3,711	2,186

	$9,050	$7,986	$7,088

7. Long-Term Obligations

The following is a summary of the Company’s long-term obligations:

		December 31,
	June 28,
	2003	2002	2001

Revolving line of credit	$10,450	$12,200	$13,900
Scitec acquisition notes payable	—	—	85
Deferred purchase price on Labotec acquisition, net of discount	989	880	—
Long-term incentive obligation (Note 7)	—	—	475

	11,439	13,080	14,460
Less—Current portion	347	283	85

	$11,092	$12,797	$14,375

Revolving Line of Credit

On August 3, 1999, the Company entered into a $15,000 revolving line of credit with a bank with a principal repayment date of August 3, 2004. Outstanding advances are subject to interest at either the greater of the prime rate or federal funds effective rate plus 0.5%, or the LIBOR rate. Each loan advance is subject to additional interest as determined by the calculated leverage ratio of the Company. At its option, subject to certain limitations, the Company may elect to convert all or part of any loan advance into an advance bearing interest at a different rate. At December 31, 2002, borrowings under the revolving line of credit were subject to interest at rates of 2.81% to 3.25%. In October 2001, the Company entered into an interest rate swap, which fixed the LIBOR rate at 3.83% through October 2004 for $7,000 of the revolving line of credit. In addition, a commitment fee is payable quarterly based on the unused commitment. At December 31, 2002, the Company was subject to a commitment fee of 0.35%. At June 28, 2003, December 31, 2002 and 2001, the Company had outstanding letters of credit totaling $811, $626 and $810, respectively.

The loan agreement contains provisions that require the Company to comply with specified levels of tangible net worth, ratios of debt to equity and net earnings available to pay interest. For all periods presented, the Company was in compliance with the covenants under this credit agreement.

7. Long-Term Obligations (continued)

Deferred Purchase Price on Labotec Acquisition

In connection with the acquisition of Labotec, the Company is obligated to make non-interest bearing deferred purchase price payments of 900 Euros to the former owner. This obligation was recorded at its translated and discounted present value of $880 as of August 14, 2002. The guaranteed deferred payments are due in three annual installments starting on August 13, 2003. As of December 31, 2002, the remaining present value of these deferred payments was $892 with the accrued interest of $12 included in accrued expenses in the accompanying consolidated balance sheet.

8. Deferred Compensation, Stay Incentive Bonus and Retirement Plans

Cash Incentive Plans with Key Employees

The Company has a long-term cash incentive compensation plan to reward certain key employees and management based upon achievement of certain growth targets. The most recent three-year plan was concluded as of December 31, 2001. As of December 31, 2001, $1,900 was accrued related to the long-term cash incentive plan of which approximately $1,425 was paid in March 2002 and the remaining $475 was paid in January 2003. There were no amounts accrued pursuant to the current long-term cash incentive compensation plan in 2002 or 2003.

Stay Incentive Bonus

The Company has agreements with certain executives and key employees that provide for cash bonus payments upon a Sale Transaction, as defined within the agreements, prior to December 31, 2003, or in any event on or by March 1, 2004. The aggregate minimum amount payable under these agreements, subject to each employee meeting certain eligibility requirements, is $3.4 million. The Company is contingently liable for an additional cash bonus payment of between $900 and $1,200 in the event that a Sale Transaction closes on or before December 31, 2003. The Company has included $3,395 within operating expenses for the six months ended June 28, 2003 related to the stay incentive bonus.

401(k) Plan

The Company’s Employees’ 401(k) Savings Plan (the Plan) is a discretionary contribution plan covering substantially all employees. Under the terms of the Plan, contributions are made at the discretion of the Board of Directors. During 2002 and 2001, the Company elected to contribute to the Plan the lesser of 50% of the employees’ actual contributions or 50% of 6% of eligible income, but not to exceed the federal limit. The Company provided for contributions to the Plan of approximately $392 and $370 for the years ended December 31, 2002 and 2001, respectively.

9. Commitments and Contingencies

Operating Leases

The Company leases certain equipment and conducts its operations in leased facilities under lease agreements that expire through December 2012. The Company has options to renew certain of its primary facility leases for an additional eight years, at rates to be determined by mutual agreement. In addition, these facility leases require the Company to pay real estate taxes and certain operating costs of the properties. Future minimum lease payments under these leases at December 31, 2002 are as follows:

9. Commitments and Contingencies (continued)

Year	Amount

2003	$1,963
2004	1,595
2005	1,526
2006	324
2007	182
Thereafter	736

$6,326

Rent expense under these leases of approximately $1,693 and $1,494, respectively, is included in the accompanying consolidated statements of operations for the years ended December 31, 2002 and 2001.

Litigation

The Company and its subsidiaries are involved in legal proceedings, claims and litigation arising in the ordinary course of business. Management is unable to predict at this time the effect of current legal proceedings, claims and litigation. However, management does not believe the outcome of any such proceedings, claims and litigation would have a material effect on cash flows or operating results when resolved in future periods.

10. Related-Party Transactions

In addition to the tax allocation agreement with ZYAC (see Note 5), the Company has entered into an arm’s-length corporate services agreement with Berwind. The corporate services agreement provides the Company with various services from Berwind. Included in the accompanying consolidated statements of operations are charges for corporate services received from Berwind Corporation of $300 and $275 for each of the years ended December 31, 2002 and 2001, respectively. Included in the accompanying consolidated statements of operations are charges for corporate services received from Berwind Corporation of $150 for the six months ended June 28, 2003 and June 29, 2002.

In connection with the acquisition of Labotec described in Note 3, the Company entered into agreements with the seller, who is also an employee of the Company, in the form of a share purchase agreement providing for deferred purchase price payments and a guarantee for such deferred payments. In addition, Zymark Europe has entered into a lease agreement with a company owned by the seller for the office building in Belgium.

11. Geographic Data

The table below presents the Company’s activities by geographical location. The Company attributes revenues to geographic locations based upon the location of its end customer.

	2002	2001

Revenues:
North America	$43,269	$44,670
Europe	19,176	20,530
Other	2,921	3,172

	$65,366	$68,372

Long-lived assets, net:
North America:
Goodwill	$13,793	$13,793
Property and equipment	3,296	3,168
Other	—	4
Europe:
Goodwill	6,325	5,774
Property and equipment	207	188
Other	33	26
Other:
Property and equipment	28	23
Other	33	33

	$23,715	$23,009

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits (Continued)

(b)	Unaudited condensed combined pro forma financial statements of Caliper Technologies Corp. giving effect to the acquisition of Zymark Corporation, prepared pursuant to Article 11 of Regulation S-X and filed in accordance with Item 7(b)(1) of Form 8-K.

Pro Forma Financial Information

As described in Item 2, Acquisition or Disposition of Assets, of the Current Report on Form 8-K of Caliper Technologies Corp. (“Caliper”) filed with the SEC on July 25, 2003, which this Current Report on Form 8-K/A amends, on July 14, 2003, Caliper acquired all of the outstanding stock of ZYAC Holding Corporation (“ZYAC”) from The Berwind Company LLC (“Berwind”). ZYAC is a holding corporation that holds all of the outstanding stock of Zymark Corporation (“Zymark”) and, as a result of the transaction, Caliper also acquired Zymark. Prior to the acquisition of ZYAC by Caliper, ZYAC was owned by Berwind and was a non-operating holding company holding all of the outstanding stock of Zymark, established for tax purposes. ZYAC’s primary assets were Berwind’s investment in and advances to Zymark, the operating company. ZYAC had and has no separate operations, employees or facilities. As a condition of the purchase of ZYAC by Caliper, all balances and advances between ZYAC and Berwind were settled prior to the closing of the transaction. As a result, Caliper acquired ZYAC which has assets predominantly consisting of all of the outstanding capital stock Zymark.

Due to the significance of Caliper’s investment in ZYAC, full consolidated financial statements of ZYAC for the past two years would normally be required to be filed with the SEC in this Form 8-K/A to meet the requirements of Rule 3-05 of Regulation S-X. However, because ZYAC (i) has no discrete operations, and (ii) has no significant assets or liabilities that are not eliminated in consolidation with Zymark, financial statements have been provided only for Zymark and not ZYAC. Caliper believes that the information provided in this Current Report on Form 8-K/A provides investors with all material information necessary to understand the acquired business and its operating history.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2003 and year ended December 31, 2002 and the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2003 are based on the historical financial statements of Caliper Technologies Corp. (“Caliper”) and Zymark Corporation (“Zymark”), after giving effect to the acquisition of Zymark under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements.

The Unaudited Pro Forma Condensed Statement of Operations is presented as if the combination had taken place on January 1, 2002. It is expected that following the acquisition, Caliper will incur additional costs, which are expected to be significant to the combined results of operations, in connection with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented to give effect to the acquisition as if it occurred on June 30, 2003 and combines the balance sheet for Caliper as of June 30, 2003 with the balance sheet of Zymark as of June 30, 2003, and reflects the allocation of the purchase price to the Zymark assets acquired and liabilities assumed.

The Unaudited Pro Forma Condensed Combined Financial Statements are based on the estimates and assumptions set forth in the notes to such statements. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of Caliper Technologies Corp. included in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2002 and the historical financial statements of Zymark included in this Form 8-K/A and other information pertaining to Caliper and Zymark.

CALIPER TECHNOLOGIES CORP.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
JUNE 30, 2003
(In thousands)

		Historical
	Historical	Zymark	Pro Forma		Pro Forma
	Caliper	Corporation	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$55,639	$4,164	$(56,687	) (a)	$3,116
Marketable securities	79,839	—	—		79,839
Accounts receivable, net	2,987	7,507	—		10,494
Accounts receivable - related party	224	—	—		224
Royalties receivable from Aclara	1,250	—	—		1,250
Inventories	4,416	11,391	(774	) (e)	15,033
Prepaid expenses and other current assets	2,187	1,140	—		3,327
Deferred tax asset	—	985	(985	) (n)	—

Total current assets	146,542	25,187	(58,446)		113,283
Security deposits	2,718	—	—		2,718
Property and equipment, net	9,787	3,038	—		12,825
Notes receivable from officers	178	—	—		178
Intangible assets, net	—	2,059	22,604	(c)	22,604
			(2,059	) (l)
Goodwill, net	—	20,118	41,458	(d)	41,458
			(20,118	) (k)
Other assets, net	501	1,072	(979	) (e)	594

Total assets	$159,726	$51,474	$(17,540)		$193,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,044	$1,938	$—		$2,982
Due to affiliates	—	(1,434)	(1,434)		—
Accrued compensation	2,131	—	—		2,131
Other accrued liabilities	1,143	9,050	3,000	(f)	9,511
			(3,395	) (m)
			(287	) (e)
Deferred revenue and customer deposits	1,251	11,137	(3,089	) (r)	9,299
Current portion of sale-leaseback arrangements	2,091	—	—		2,091
Current portion of long-term obligations	—	347	—		347

Total current liabilities	7,660	23,906	(5,205)		26,361
Non-current portion of sale-leaseback arrangements	978	—	—		978
Non-current portion of long-term obligations	—	11,092	(10,450	) (j)	642
Deferred revenue	198	—	—		198
Deferred tax liability	—	932	(932	) (n)	—
Other non-current liabilities	2,041	—	—		2,041
Commitments and contingencies
Stockholders’ equity:
Common stock	25	1	3	(b)	28
			(1	) (g)
Additional paid-in capital	252,972	36,909	14,588	(b)	267,560
			(36,909	) (g)
Deferred stock compensation	(297)	—	—		(297)
Accumulated deficit	(105,076)	(20,911)	20,911	(g)	(105,076)
Accumulated other comprehensive income	1,224	(455)	455	(g)	1,224

Total stockholders’ equity	148,848	15,544	(953)		163,439

Total liabilities and stockholders’ equity	$159,726	$51,474	$(17,540)		$193,660

See accompanying notes to unaudited pro forma condensed combined financial statements

CALIPER TECHNOLOGIES CORP.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2003
(In thousands, except per share data)

		Historical
	Historical	Zymark	Pro Forma		Pro Forma
	Caliper	Corporation	Adjustments		Combined

Revenue:
Product revenue	$5,803	$17,898	$—		$23,701
Service revenues	—	5,561	—		5,561
Related party revenue	1,126	—	—		1,126
License fees and contract revenue	4,561	—	—		4,561

Total revenue	11,490	23,459			34,949
Costs and expenses:
Cost of product revenue	4,622	11,762	$(295	) (o)	16,089
Cost of product revenue - related party	138	—	—		138
Cost of service revenues	—	3,282	—		3,282
Research and development	18,233	2,614	—		20,847
Selling, general and administrative	9,309	12,590	—		21,899
Amortization of deferred stock compensation, net	340	—	—		340
Amortization and impairment of goodwill and intangible assets	—	306	2,745	(h)	2,745
			(306	) (p)
Restructuring charges	322	—			322

Total costs and expenses	32,964	30,554	2,144		65,662

Operating loss	(21,474)	(7,095)	(2,144)		(30,713)
Interest income	2,231	—	(714	) (i)	1,517
Interest expense	(233)	(271)	240	(j)	(264)
Other (expense) income, net	(34)	115	—		81
Provision for income taxes	—	(135)	—		(135)

Net loss	$(19,510)	$(7,386)	$(2,618)		$(29,514)

Net loss per share, basic and diluted	$(0.79)				$(1.06)

Shares used in computing net loss per common share, basic and diluted	24,777				27,927 (q)

See accompanying notes to unaudited pro forma condensed combined financial statements

CALIPER TECHNOLOGIES CORP.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002
(In thousands, except per share data)

		Historical
	Historical	Zymark	Pro Forma		Pro Forma
	Caliper	Corporation	Adjustments		Combined

Revenue:
Product revenue	$10,378	$55,384	$—		$65,762
Service revenues	—	9,982	—		9,982
Related party revenue	6,155	—	—		6,155
License fees and contract revenue	9,300	—	—		9,300

Total revenue	25,833	65,366			91,199
Costs and expenses:
Cost of product revenue	7,906	31,301	$(420	) (o)	38,787
Cost of service revenues	—	4,967	—		4,967
Cost of product revenue - related party	3,021	—	—		3,021
Research and development	43,317	5,868	—		49,185
Selling, general and administrative	17,534	17,295	—		34,829
Amortization of deferred stock compensation, net	378	—	—		378
Amortization and impairment of goodwill and intangible assets	—	6,026	5,490	(h)	5,490
			(6,026	) (p)
Restructuring charges	314	—	—		314

Total costs and expenses	72,470	65,457	(956)		136,971

Operating loss	(46,637)	(91)	956		(45,772)
Interest income	7,617	—	(2,766	) (i)	4,851
Interest expense	(642)	(812)	606	(j)	(848)
Other (expense) income, net	(1,302)	775	—		(527)
Provision for income taxes	—	(282)	—		(282)

Net loss	$(40,964)	$(410)	$(1,204)		$(42,578)

Net loss per share, basic and diluted	$(1.68)				$(1.55)

Shares used in computing net loss per common share, basic and diluted	24,403				27,553 (q)

See accompanying notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1. Purchase Price Allocation

The estimated purchase price of $74.3 million consists of $56.7 million in cash payments for shares of Zymark Corporation (“Zymark”), issuance of 3,150,000 shares of Caliper’s common stock valued at $14.6 million, and $3.0 million in estimated direct transaction costs.

The estimated purchase price has been allocated to the tangible and intangible assets acquired with the excess purchase price being allocated to goodwill.

Zymark received $12.6 million of cash in the form of an additional equity investment from ZYAC. This cash was utilized to repay $10.8 million of outstanding bank debt, including interest due and the termination of an interest rate swap to the bank, and provide additional working capital to the business. The impact of this event is reflected in the accompanying pro forma financial statements as described in (j) below.

The components and allocation of the estimated purchase price, based on their fair values, consisted of the following at June 30, 2003 (in thousands):

Consideration and direct transaction costs:
Cash paid for common stock	$56,687
Caliper common stock issued	14,591	(i)
Estimated direct transaction costs	3,000	(iii)

Total purchase price	$74,278

Allocation of purchase price:
Cash and cash equivalents	$4,164
Other current assets	19,264	(ii)
Other assets	3,131	(ii)
Current liabilities assumed	(16,343)	(ii )
Identifiable intangible assets (five year useful life)	22,604	(iv)
Goodwill	41,458	(v )

Total purchase price	$74,278

(i)	Caliper issued 3,150,000 shares of its common stock at a price of $4.63 per share, based on the average price of Caliper’s common stock for a period of two days before and two days after the closing of the transaction.

(ii)	Assets acquired and liabilities assumed are based on fair values and management assumptions at the acquisition date.

(iii)	Estimated direct transaction costs of $3.0 million to be incurred by Caliper relate principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes, and printing costs associated with the acquisition.

(iv)	To determine the value of the intangible assets, including developed technology, tradename, and customer list, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and application of the technology, existing and future markets and assessments of the life cycle stage of the technology. These assets are being amortized over a five year life. Backlog is valued based on the expected cash flows generated from signed customer contracts as of July 14, 2003. Backlog is being amortized over one year. Intangible assets include (in thousands):

Developed technology (5 years)	$14,314
Backlog (1 year)	1,211
Tradename (5 years)	3,439
Customer list (5 years)	3,640

Total	$22,604

                   The weighted average life of intangible assets acquired is 4.8 years.

(v)	In accordance with the provisions of Statement of Financial Accounting Standard No. 142 “Goodwill and other intangible assets”, the estimated excess of purchase consideration over net identifiable assets acquired (the “Goodwill”) is not amortized in the accompanying pro forma condensed combined financial statements.

Certain amounts in the historical consolidated financial statements of Caliper and Zymark have been reclassified to conform to the unaudited pro forma condensed combined financial statement presentation. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma condensed combined financial statements, as there were no intercompany transactions or balances.

2.     Pro Forma Adjustments

Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To reflect the cash payment used to fund the purchase consideration as discussed in Note 1 above.

(b)	To reflect the issuance of common stock as part of the purchase consideration as discussed in Note 1 above.

(c)	To reflect the estimated fair value of identifiable intangible assets acquired as a result of this acquisition as discussed in Note 1 above.

(d)	To reflect the Goodwill originating in acquisition as discussed in Note 1 above.

(e)	To reflect the fair value adjustments to assets acquired and liabilities assumed.

(f)	To reflect the estimated direct transaction costs as discussed in Note 1 above.

(g)	To eliminate Zymark’s stockholders’ equity.

(h)	To reflect the amortization of identifiable intangible assets on a straight-line basis as discussed in Note 1 above.

(i)	To reflect a reduction in interest income earned as a result of the approximate $56.7 million cash payment, assumed at an annual interest rate of 4.96% for the year ended December 31, 2002 and an annual interest rate of 2.56% for the six months ended June 30, 2003.

(j)	To reflect a reduction in intercompany payable of approximately $1.4 million between Zymark and ZYAC; as well as a reduction in debt and interest expense as a result of the repayment of approximately $10.8 million of Zymark debt by ZYAC at annual interest rates of 2.81% to 3.81% and 2.69% to 3.25% for the year ended December 31, 2002 and for the six months ended June 30, 2003, respectively.

(k)	To reflect the elimination of goodwill recorded on Zymark’s historical financial statements as of June 30, 2003.

(l)	To reflect the elimination of intangible assets recorded on Zymark’s historical financial statements as of June 30, 2003.

(m)	To eliminate Zymark’s accrual of certain management incentive payments that were paid out by Berwind.

(n)	To reflect the elimination, on recording of the purchase price of the transaction, of deferred tax assets of $985 and deferred tax liabilities of $932 recorded by Zymark.

(o)	To reflect the elimination of the amortization of prior Zymark software development costs.

(p)	To reflect the elimination of the amortization on the prior Zymark intangibles and the 2002 Goodwill impairment charge recorded on historical goodwill.

(q)	Shares used in computing net loss per share reflects the issuance of 3,150,000 shares of common stock by Caliper, as described in Note 1 above, at January 1, 2002 and January 1, 2003 as if the transaction had closed on those dates for purpose of the pro forma statement of operations.

(r)	Deferred revenue of $3.1 million recorded on Zymark’s historical financial statements as of June 30, 2003 has been eliminated in accordance with the provisions of SFAS No. 141, “Business Combinations” and Emerging Issues Task Force Issue No. 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree”, and has also been eliminated in the pro forma balance sheet of the combined company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits (Continued)

(c)	Exhibits.

Exhibit
Number	Description of document

2.1(1)	Stock Purchase Agreement, by and among Caliper, Berwind Corporation and The Berwind Company LLC, dated June 9, 2003.

2.2(1)	Amendment No. 1 to the Stock Purchase Agreement, by and among Caliper, Berwind Corporation and The Berwind Company LLC, dated July 10, 2003.

23.1	Consent of Ernst & Young LLP

99.1(1)	Press release of Caliper Technologies Corp., dated July 14, 2003.

99.2(2)	Officer Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2003.

(2)	This certification is being furnished, and not filed, and only to the extent that it is determined that it is required by Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER TECHNOLOGIES CORP.

September 29, 2003	By:	/s/ JAMES L. KNIGHTON

James L. Knighton
Chief Operating Officer and Chief Financial Officer

	By:	/s/ ANTHONY T. HENDRICKSON

Anthony T. Hendrickson
Vice President, Finance and Corporate Controller and Principal
Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description of document

2.1(1)	Stock Purchase Agreement, by and among Caliper, Berwind Corporation and The Berwind Company LLC, dated June 9, 2003.

2.2(1)	Amendment No. 1 to the Stock Purchase Agreement, by and among Caliper, Berwind Corporation and The Berwind Company LLC, dated July 10, 2003.

23.1	Consent of Ernst & Young LLP

99.1(1)	Press release of Caliper Technologies Corp., dated July 14, 2003.

99.2(2)	Officer Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2003.

(2)	This certification is being furnished, and not filed, and only to the extent that it is determined that it is required by Section 906 of the Sarbanes-Oxley Act of 2002.